UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2016

IHEARTMEDIA CAPITAL I, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-158279-36	27-0263715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 4, 2016, iHeartCommunications, Inc. (“iHeartCommunications”), a subsidiary of iHeartMedia Capital I, LLC, announced the successful completion of iHeartCommunications’ previously announced consent solicitation (the “Consent Solicitation”) to holders of iHeartCommunications’ outstanding Senior Notes due 2021 (the “Notes”) to a certain proposed amendment (the “Proposed Amendment”) to the indenture governing the Notes (the “Indenture”) to increase the aggregate principal amount of Indebtedness under Credit Facilities (as defined in the Indenture) permitted to be incurred under Section 4.09(b)(1) by $500,000,000 to $17,270,638,000.

Holders of $1,410,114,917 in aggregate principal amount of Notes, representing a majority of the outstanding principal amount of Notes (excluding any Notes held by iHeartCommunications or its affiliates), consented to the Proposed Amendment. In conjunction with receiving the requisite consents, iHeartCommunications and the Trustee executed a fourth supplemental indenture to the Indenture to effect the Proposed Amendment on October 3, 2016.

iHeartCommunications will pay an aggregate cash payment of $8.6 million (the “Consent Fee”) to consenting holders, to be paid pro rata to such consenting holders in accordance with the aggregate principal amount of Notes for which consents were validly delivered (and not validly revoked) in accordance with the conditions of the Consent Solicitation (“Validly Delivered”). Based on the consents received, the Consent Fee will be approximately $6.10 for each $1,000 principal amount of Notes for which consents were Validly Delivered.

The description of the fourth supplemental indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the fourth supplemental indenture, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On October 4, 2016, iHeartCommunications issued a press release announcing the receipt of the requisite consents pursuant to the Consent Solicitation. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following documents are filed herewith:

Exhibit No.	Description
4.1	Fourth Supplemental Indenture, dated as of October 3, 2016, by and between iHeartCommunications, Inc. and Law Debenture Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.1 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed on October 4, 2016).

99.1	Press Release issued by iHeartCommunications, Inc., dated October 4, 2016, announcing the receipt of requisite consents in the Consent Solicitation (incorporated by reference to Exhibit 99.1 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed on October 4, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA CAPITAL I, LLC

Date: October 4, 2016	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Fourth Supplemental Indenture, dated as of October 3, 2016, by and between iHeartCommunications, Inc. and Law Debenture Trust Company of New York, as trustee (incorporated by reference to Exhibit 4.1 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed on October 4, 2016).

99.1	Press Release issued by iHeartCommunications Inc., dated October 4, 2016, announcing the receipt of requisite consents in the Consent Solicitation (incorporated by reference to Exhibit 99.1 to iHeartCommunications, Inc.’s Current Report on Form 8-K filed on October 4, 2016).